UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2009

Flotek Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13270	90-0023731
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2930 W. Sam Houston Pkwy N., Suite 300 Houston, Texas	77043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 849-9911

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 24, 2009, Flotek Industries, Inc. (“Flotek”) was notified by the New York Stock Exchange that Flotek had fallen below one of the NYSE’s continued listing standards. Flotek received this notification pursuant to Rule 802.01B(I) of the NYSE Listed Company Manual because its average market capitalization has been less than $75 million over a 30-day trading period and its last reported stockholder’s equity was less than $75 million.

Flotek intends to notify the NYSE that it will submit a plan within 45 days from receipt of this notice to demonstrate its ability to achieve compliance with Rule 802.01B(I) within an 18 month cure period. If the NYSE accepts the plan, Flotek’s common stock will continue to be listed on the NYSE during the cure period, subject to quarterly monitoring by the NYSE of Flotek’s compliance with the plan and Flotek’s compliance with other NYSE continued listing requirements.

On March 27, 2009, Flotek issued a press release regarding the matter described above. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1	Press Release, dated as of March 27, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOTEK INDUSTRIES, INC.

Date: March 27, 2009	By:	/s/ Jesse E. Neyman
Jesse E. Neyman
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated as of March 27, 2009